UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2007

RACKABLE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51333	32-0047154
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1933 Milmont Drive
Milpitas, CA 95035
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 240-8300

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation Arrangements with Chief Executive Officer and President

On January 6, 2007, the Compensation Committee of the Board of Directors of Rackable Systems, Inc. approved the following cash compensation arrangements, effective as of January 1, 2007, for its Chief Executive Officer and President:

Name	Title	Salary	Target Bonus

Thomas Barton	Chief Executive Officer	$400,000	$280,000
Todd Ford	President	$350,000	$210,000

Compensation Arrangements with Chief Technology Officer

On January 6, 2007, the Compensation Committee approved a cash commission plan for Giovanni Coglitore, its Chief Technology Officer, who is not an executive officer of Rackable Systems but remains a “named executive officer” of Rackable Systems until Rackable Systems discloses 2006 compensation information in its Annual Report on Form 10-K for the year ended December 31, 2006 (or in its proxy statement that is incorporated by reference therein). The cash commission plan provides for Mr. Coglitore to receive a cash commission on each sale of a specified Rackable System product. No sales of this product have been made yet. There is no minimum or maximum total commission payments that can be earned under the commission plan.

In addition, on January 6, 2007, the Compensation Committee approved the following retention bonus arrangements with Mr. Coglitore, which Mr. Coglitore entered into with Rackable Systems on January 9, 2007:

(1)	A Retention Agreement, which provides for a bonus of $250,000 to be paid to Mr. Coglitore on each of December 31, 2007, December 31, 2008, December 31, 2009 and December 31, 2010, provided that:

(a)
If Mr. Coglitore’s employment is terminated as a result of an “involuntary termination for cause” or he resigns his employment other than a “resignation for good reason,” then no bonus payments will be made for bonus payment dates after the date of termination of employment; and

(b)
If Mr. Coglitore’s employment is terminated by Rackable Systems other than as a result of an “involuntary termination for cause” or he resigns his employment which resignation constitues a “resignation for good reason,” then the next bonus payment will be prorated in accordance with the number of days served in that year and paid immediately, subject to receipt of an effective general release of all known and unknown claims in a form satisfactory to Rackable Systems.

The terms “involuntary termination for cause” and “resignation for good reason” are defined in the Retention Agreement, which is filed as Exhibit 10.1 hereto. The summary description of the Retention Agreement above is qualified in its entirety by reference to the terms of the Retention Agreement as so filed.

(2)
A First Amendment to Retention Bonus Agreement, which amends the Retention Bonus Agreement entered into with Mr. Coglitore on September 12, 2006. The Retention Bonus Agreement, as so amended, provides for a bonus of $2,500,000 ($2,000,000 prior to the amendment) to be paid to Mr. Coglitore in the event that Rackable Systems enters into a definitive agreement for a “change in control” of Rackable Systems on or before the “agreement termination date,” and the change in control occurs. The “agreement termination date” is the earliest to occur of:

(a)	The date Mr. Coglitore resigns his employment with Rackable Systems without “good reason”;

(b)	The date Mr. Coglitore’s employment with Rackable Systems is terminated as a result of an “involuntary termination for cause”;

(c)
the date a subsidiary of Rackable Systems is funded by Rackable Systems following approval by the Board of Directors of Rackable Systems of a business plan for the subsidiary for the initial purpose of designing and marketing of a self contained, mobile data center; and

(d)	December 31, 2007 (June 26, 2007 prior to the amendment).

The amendment also deleted the provisions to the Retention Bonus Agreement relating to the reduction of the retention bonus in the event of the application of Section 280G of the Internal Revenue Code.

The terms “change in control,” “involuntary termination for cause” and “resignation for good reason” are defined in the Retention Bonus Agreement, which is filed as Exhibit 10.2 hereto. The term “agreement termination date” is defined in the Retention Bonus Agreement, as amended by the First Amendment to Retention Bonus Agreement which is filed as Exhibit 10.3 hereto. The summary description of the Retention Bonus Agreement, as amended, is qualified in its entirety by reference to the terms of the Retention Bonus Agreement and First Amendment to Retention Bonus Agreement as so filed.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Retention Agreement, dated January 9, 2007, by and between Rackable Systems, Inc. and Giovanni Coglitore.
10.2	Retention Bonus Agreement, dated September 12, 2006, by and between Rackable Systems, Inc. and Giovanni Coglitore.
10.3	First Amendment to Retention Bonus Agreement, dated January 9, 2007, by and between Rackable Systems, Inc. and Giovanni Coglitore.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Rackable Systems, Inc.

Dated: January 11, 2007	By: /s/ William Garvey
William Garvey
General Counsel and Vice President Corporate Development

EXHIBIT INDEX

Exhibit Number	Description
10.1	Retention Agreement, dated January 9, 2007, by and between Rackable Systems, Inc. and Giovanni Coglitore.
10.2	Retention Bonus Agreement, dated September 12, 2006, by and between Rackable Systems, Inc. and Giovanni Coglitore.
10.3	First Amendment to Retention Bonus Agreement, dated January 9, 2007, by and between Rackable Systems, Inc. and Giovanni Coglitore.